STONEFIELD JOSEPHSON, INC.
           Certified Public Accountants / Business & Personal Advisors
                   Member of DFK and The Leading Edge Alliance




September  16,  2002



Securities  and  Exchange  Commission
450  Fifth  Street,  N.S.
Washington,  D.C.  20549

Gentlemen:

Re:     Southern  States  Power  Company,  Inc.

We have read Item 4 of Southern States Power Company, Inc.'s Form 8-K dated September 2, 2002 and filed on September 13, 2002 and are in agreement with the statements contained in Item 4 therein.

Yours  very  truly,



/s/  Stonefield  Josephson,  Inc.
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STONEFIELD  JOSEPHSON,  INC.